                                                                     Exhibit 2.1

                                LUSCAR COAL LTD.

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                   (SECTION 906 OF SARBANES-OXLEY ACT OF 2002)

In connection with the report of Luscar Coal Ltd. (the "Company") on Form 6-K for the quarter and year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies that the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2004

/s/ DENNIS G. MASCHMEYER                          /s/ GARNET CLARK
-------------------------------                  -------------------------------
Name: Dennis G. Maschmeyer                       Name: Garnet Clark
Title: Chief Executive Officer                   Title: Chief Financial Officer
       Luscar Coal Ltd.                                 Luscar Coal Ltd.

A signed original of this written statement required by Section 906 has been provided to Luscar Coal Ltd. and will be retained by Luscar Coal Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.